UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 9, 2013
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02    Termination of a Material Definitive Agreement.

On December 9, 2013, Arch Capital Group Ltd. (“ACGL”) and its subsidiaries Arch Reinsurance Ltd. (“ARL”), Arch Reinsurance Company (“ARC”), Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Arch Insurance Company (Europe) Limited and Arch Capital Group (U.S.) Inc. (“ACUS” and, together with the other subsidiaries, the “Designated Subsidiary Borrowers” and, together with ACGL, the “Borrowers”), entered into a First Amendment (the “First Amendment”) to the Credit Agreement (as amended by the First Amendment, the “Credit Agreement”), dated as of August 18, 2011, with Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A., as Fronting Bank, L/C Administrator and Syndication Agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers. The First Amendment adds ACUS as a permissible Borrower (along with ACGL) under the unsecured revolving loan. Under the Credit Agreement (as amended), unsecured letters of credit are also available to ACGL, and unsecured letters of credit are available for up to $100 million to each of ARL and ARC, with the aggregate of loans and unsecured letters of credit not to exceed $300 million. In connection with the First Amendment (i) ACGL entered into a Guaranty, dated as of December 9, 2013, which provides that ACGL will guaranty the obligations of ACUS under the Credit Agreement, and (ii) ACUS entered into a Guaranty, dated as of December 9, 2013 under which ACUS will guaranty the obligations of ACGL under the Credit Agreement

The First Amendment, the ACGL guaranty and the ACUS guaranty are attached as Exhibits 10.1-10.3, respectively, to this Current Report and are incorporated herein by reference.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.02 of this Current Report is incorporated by reference.
ITEM 9.01    Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1
First Amendment to the Credit Agreement, by and among Arch Capital Group Ltd. (“ACGL”) and certain of its designated subsidiaries, Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Arch Insurance Company (Europe) Limited, Arch Capital Group (U.S.) Inc. (“ACUS”), Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A., as Fronting Bank, L/C Administrator and Syndication Agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers

10.2	Guaranty by ACGL
10.3	Guaranty by ACUS

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: December 10, 2013	By:	/s/ Marc Grandisson
		Name:	Marc Grandisson
		Title:	Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1
First Amendment to the Credit Agreement, by and among Arch Capital Group Ltd. (“ACGL”) and certain of its designated subsidiaries, Arch Reinsurance Ltd., Arch Reinsurance Company, Arch Reinsurance Europe Underwriting Limited, Arch Insurance Company, Arch Specialty Insurance Company, Arch Excess & Surplus Insurance Company, Arch Insurance Company (Europe) Limited, Arch Capital Group (U.S.) Inc. (“ACUS”), Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A., as Fronting Bank, L/C Administrator and Syndication Agent, Citibank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, the other lenders party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Joint Book Managers

10.2	Guaranty by ACGL
10.3	Guaranty by ACUS

4